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                                                                      EXHIBIT 14


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-123458 on Form N-14 under the Securities Act of 1933, of our report dated August 9, 2004, appearing in the Annual Report of Van Kampen California Municipal Trust, for the year ended June 30, 2004, and of our reports dated December 10, 2004, appearing in the Annual Reports of Van Kampen California Value Municipal Income Trust, Van Kampen California Quality Municipal Trust, and Van Kampen Trust for Investment Grade California Municipals, for the year ended October 31, 2004, included in the Statement of Additional Information which is part of such Registration Statement, and to the references to us under the headings "Independent Registered Public Accounting Firm", "Audit and Other Fees", and "Form of Agreement and Plan of Reorganization" included in the Statement of Additional Information.



/S/ DELOITTE & TOUCHE LLP

Chicago, Illinois
May 3, 2005